Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

THE GEO GROUP, INC.

i

ii

SECOND AMENDED AND RESTATED BYLAWS

OF

THE GEO GROUP, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation shall be located in the County of Palm Beach, State of Florida, or at such place as may be fixed from time to time by the board of directors.

Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Florida, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting. All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors either within or without the State of Florida, or by means of remote communication as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2. Date and Hour of Meeting. Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Presiding Officer (as such term is defined below).

Section 3. Notice of Meeting. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the secretary or any other duly authorized officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. Purpose of Meeting. At the annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 5. Matters to be Considered at Annual Meeting. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the board of directors, or (b) by any shareholder of record of the corporation who is such a shareholder at the time of giving of notice pursuant to this Article II, Section 5 and who is an Eligible Shareholder (as defined in Article II, Section 6) in the case of a proxy access proposal, if applicable, who is entitled to vote at such meeting and with respect to such proposal and who complies with the procedures set forth in this Article II, Section 5 and Section 6, if applicable. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business of the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. A shareholder’s notice to the secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before that annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) as to a nominee proposed by an Eligible Shareholder pursuant to Article II,

Section 6 (a “Shareholder Nominee”), all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or as otherwise required under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (c) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (d) the class and number of shares of the corporation’s capital stock which are beneficially owned by (i) the shareholder; (ii) any other person who beneficially owns, or shares beneficial ownership, of any shares owned of record or beneficially owned by such shareholder; (iii) any group of which the shareholder is a member; (iv) any person acting in concert with such shareholder or group; (v) any affiliates or associates of the foregoing persons; and (vi) any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice and (e) any financial interest of the persons referred to in clauses (i) through (v) of the foregoing clause (d) in, or with respect to, the proposal which is to be made. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with Article II, Sections 5 and 6. As used in this paragraph: the term “beneficial ownership” (or derivations thereof) shall include, without limitation, “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act, or any successor regulation thereto, and a person shall be deemed, without limitation, to beneficially own any shares which such person is deemed to beneficially own under such Rule l3d-3 or any such successor regulation; the terms “affiliate” and “associate” mean persons defined as such “affiliates” or “associates” in accordance with Rule 12b-2 under the Exchange Act, or any successor regulation thereto; and the term “group” means a “group” as defined in Rule l3d-5 under the Exchange Act, or any successor regulation thereto.

A shareholder’s notice to the secretary of the corporation shall be submitted to the board of directors for review. The board of directors, or a designated committee thereof, may determine whether a notice has complied with the requirements of Article II, Sections 5 and 6, and may reject as invalid any shareholder proposal which was not the subject of a notice timely made in accordance with, and containing all information required by, the terms of this Article II, Sections 5 and 6. If neither the board of directors nor such committee makes a determination as to the compliance with the requirements of Article II, Sections 5 and 6, the chairman of the board, or, if he is not available, such other person as may be designated by the chairman of the board or the board of directors (the “Presiding Officer”) of the annual meeting shall determine and declare at the annual meeting whether such notice has so complied and whether the shareholder proposal described in such notice may be made in accordance with the terms of Article II, Sections 5 and 6. If the board of directors or a designated committee thereof or the Presiding Officer determines that a shareholder proposal was the subject of a notice made in accordance with the terms of Article II, Sections 5 and 6, and if the shareholder giving such notice shall make such proposal at the annual meeting, the Presiding Officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the board of directors or a designated committee thereof or the Presiding Officer determines that a shareholder proposal was not the subject of a notice made in accordance with the terms of Article II, Sections 5 and 6, and if the shareholder giving such notice shall make such proposal at the annual meeting, the Presiding Officer shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

Article II, Sections 5 and 6 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, the board of directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless it is presented in the form of a proposal made in accordance with this Article II, Section 5 and Article II, Section 6, if applicable.

Section 6. Proxy Access. The corporation shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (defined below), of any Shareholder Nominee identified in a timely notice that satisfies Sections 5 and 6 of this Article II delivered by one or more shareholders who at the time the request is delivered satisfy, or are acting on behalf of persons who satisfy the ownership and other requirements of both Sections 5 and 6 of this Article II (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), and who expressly elects at the time of providing the notice required by this Article II to have its nominee included in the corporation’s proxy materials pursuant to this Article II, Section 6.

(a)    For purposes of this Article II, Section 6, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Shareholder so elects, a Statement (defined below).

(b)    The corporation shall not be required to include a Shareholder Nominee in its proxy materials for any meeting of shareholders for which (i) the Secretary receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in Article II, Sections 5 and 6 and (ii) the Eligible Shareholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Article II, Section 6.

(c)    The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Article II Section 6 but either are subsequently withdrawn or that the board of directors decides to nominate as Board Nominees) appearing in the corporation’s proxy materials with respect to a meeting of shareholder shall not exceed twenty percent (20%) (round down to the nearest whole number) of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to Article II, Section 5 (the “Final Proxy Access Nomination Date”), provided that the maximum number of Shareholder Nominees entitled to be included in the corporation’s proxy materials with respect to a forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding annual meeting of shareholders after inclusion in the corporation’s proxy materials pursuant to this Article II, Section 6 and whom the board of directors nominates for re-election at such forthcoming annual meeting of shareholders. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article II, Section 6 exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the corporation’s capital stock each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the corporation, unless such disclosure was overstated as determined by the corporation in good faith, in which case the lower amount shall be used. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)    An Eligible Shareholder must have owned (as defined below) three percent (3%) or more of the corporation’s outstanding capital stock continuously for at least three (3) years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with Article II, Section 6 and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 6, (i) the shares of common stock owned by one or more shareholders, or by the person or persons who own shares of the corporation’s common stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) in determining the aggregate number of shareholders in a group, two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”) shall be treated as one shareholder. Within the time period specified in Article II, Section 5 for providing notice of a nomination, an Eligible Shareholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Article II, Section 5): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, (ii) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serving as a director if elected, (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as may be amended, (iv) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Article II, Section 6, (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee or a Board Nominee, (D) will not use any proxy card other than the corporation’s proxy card, (E) intends to continue to own the Required Shares through the date of the meeting, (F) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and in the event that any information included in the nomination notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in this Article II, Section 6, to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the corporation and any other recipient of such communication of (x) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (y) such failure; (v) a written undertaking executed by the Shareholder Nominee that such Shareholder Nominee is not, and will not become, a party to any agreement, arrangement or undertaking with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation, (vi) that such Shareholder Nominee is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director that has not been disclosed to the corporation, (vii) the written agreement of the Shareholder Nominee to make such acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors at such time, including, without limitation, agreeing to be bound by the corporation’s code of conduct, insider trading policy and other similar policies and procedures, and (viii) a written description of any compensation, payment or other agreement, arrangement or understanding with any person or entity other than the corporation under which the Shareholder Nominee is receiving or will receive compensation or payments directly related to service on the board of directors, together with a copy of any such agreement, arrangement or understanding, if written; (ix) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the corporation’s shareholders or out of the information that the Eligible Shareholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder or inclusion of such Shareholder Nominee in the corporation’s proxy materials pursuant to this Article II, Section 6, (C) file with the SEC all soliciting and other materials as required under this Article II, Section 6, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The inspector of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (iv) above.

(e)    For purposes of this Article II, Section 6, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of the corporation’s capital stock are “owned” for these purposes shall be determined by the board of directors, which determination shall be conclusive and binding on the corporation and its shareholders. For purposes of this Article II, Section 6, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(f)    The Eligible Shareholder may provide to the Secretary, within the time period specified in Article II, Section 5 for providing notice of a nomination, a written statement for inclusion in the corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article II, the corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(g)    The corporation shall not be required to include, pursuant to this Article II, Section 6, a Shareholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the board of directors pursuant to the requirements of Article II, Section 5 and does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Article II, Section 6, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (iii) who is not independent, as determined by the board of directors, under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining the independence of the corporation’s directors, (iv) whose election as a member of the board of directors would cause the corporation to be in violation of these Bylaws, the corporation’s articles of incorporation, the listing standards of the principal exchange upon which the corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors, or (ix) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Article II.

(h)    Notwithstanding anything to the contrary set forth herein, the board of directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Article II, as determined by the board of directors or the person presiding at the meeting, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Article II, Section 6.

(i)    The Eligible Shareholder (including any person who owns shares that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying paragraph 5 of Section 12(b) of this Article II) shall file with the SEC any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(j)    No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Article II, Section 6.

(k)    Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive at least twenty (20%) of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this Article II, Section 6 for the next annual meeting of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

Section 7. Conduct of Meetings of Shareholders by Presiding Officer. The Presiding Officer shall have the power to make all decisions regarding any matters which may arise at any annual or special meeting of the shareholders of the corporation. Without limiting the foregoing, the Presiding Officer shall have the power (A) to determine the procedure to be followed in presenting and voting upon all business that may be transacted at the meeting and to adopt, to the extent he deems appropriate, rules for such purpose and (B) to adjourn a meeting, duly called and noticed, at which a quorum is present in person or by proxy if a matter to be considered and acted upon at the meeting requires the affirmative vote of more than a majority of a quorum at the meeting voting in person or by proxy and at the meeting as originally duly called and noticed (i) the number of shares voted in person or by proxy in favor of such matter is insufficient to approve it, and (ii) the number of shares voted in person or by proxy against such matter is insufficient to disapprove it. Shares which are voted in person or by proxy as abstaining from voting on any such matter shall be deemed not to have voted on such matter for the purposes of this Article II, Section 7. At any adjourned meeting which has been adjourned by the Presiding Officer as provided in this Article II, Section 7, any business may be transacted which could have been transacted at the meeting as originally called if a quorum is present.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Time and Place of Meeting. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Florida, or by means of remote communication as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Purpose of Meeting: Persons Entitled to Call. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by Florida law or by the articles of incorporation, may be called at any time by the chairman of the board and shall be called by the chairman of the board or the secretary at the request in writing of a majority of the board of directors or of the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. Any such request shall state the purpose or purposes of the proposed meeting. Only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Presiding Officer.

Section 3. Notice of Meeting. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the secretary or such other duly authorized officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. Business Transacted at Meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of the meeting.

ARTICLE IV

SHAREHOLDER LIST, QUORUM AND VOTING OF STOCK

Section 1. Shareholder List. For a period of ten days prior to each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each shareholder, shall be made available for inspection upon reasonable notice by any shareholder at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation during usual business hours. The list shall also be made available at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting.

Section 2. Quorum. A majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise provided by Florida law or by the articles of incorporation. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If a quorum shall not be present or represented at any meeting of shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting.

Section 3. Vote Required for Shareholders’ Action.

(a)    Except in elections for directors, if a quorum is present, a vote shall be the act of the shareholders if the affirmative vote of shares of stock represented at the meeting and entitled to vote on the subject matter exceed the votes cast opposing the action, unless the vote of a greater number of shares of stock is required by Florida law or by the articles of incorporation. Except as provided in Article V, Section 2 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the corporation receives a notice that a shareholder has nominated a person for election to the board of directors in compliance with the advance notice requirements set forth in Article II, Section 5 of these Bylaws and the proxy access provisions, if applicable, set forth in Article II, Section 6 of these Bylaws, (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before the corporation first makes available to shareholders (either by mailing or making it available on the internet) its notice of meeting for such meeting, and (iii) as a result of such shareholder nomination, the number of nominees exceeds the number of Board positions that are being elected at such meeting (a “Contested Election”). If directors are to be elected by a plurality of the votes cast, shareholders may withhold their vote with respect to a director, but shall not be permitted to vote against a nominee.

(b)    For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and, if applicable, broker non-votes, are not counted as votes cast “for” or “against” a director. The nominating and corporate governance committee of the board of directors shall, from time to time, establish procedures under which any director who is not elected by a majority of the votes cast in an election that is not a Contested Election shall tender his or her resignation to the board of directors. The Nominating and Corporate Governance Committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. Considering the nominating and corporate governance committee’s recommendation and such other factors as it deems relevant, the board of directors shall determine whether to accept or reject the resignation, or whether other action should be taken. The board of directors will publicly disclose its decision within 90 days from the date of the certification of the election results.

Section 4. Voting of Shares. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided by Florida law or by the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

ARTICLE V

DIRECTORS

Section 1. Number; Term. The number of directors which shall constitute the whole board shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the board; provided, however, that the number of directors shall not be less than three (3) and shall not be more than nineteen (19). Any such resolution, when so adopted, shall effect an amendment of this section and constitute a determination of the exact number of persons constituting the board of directors. Any such resolution increasing or decreasing the number of directors shall have the effect of creating or eliminating a vacancy or vacancies, as the case may be; provided, however, that no such resolution shall reduce the number of directors below the number then holding office. Directors need not be residents of the State of Florida or shareholders of the corporation. Unless otherwise provided by Florida law or by the articles of incorporation, the directors shall be elected at the annual meeting of shareholders and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been duly elected and shall have qualified or until his earlier resignation, removal from office or death.

Section 2. Vacancies. Any vacancy occurring in the board, including any vacancy created by reason of death, resignation, expiration of term of office or increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any director so chosen shall hold office until the next annual election and until his successor shall have been duly elected and shall have qualified.

Section 3. Management of Business and Affairs. The business and affairs of the corporation shall be managed under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by Florida law or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 4. Compensation of Directors. Subject to any limitations contained in the articles of incorporation, directors of the corporation shall be eligible to receive reasonable compensation for their services, as shall be determined by the board of directors upon the recommendation of the compensation committee, including, but not limited to, a fixed sum and expenses for attendance at each regular or special meeting of a standing or special committee or of the executive committee; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 5. Director Nominations; Qualifications. Nominations of candidates for election as directors at any meeting of shareholders called for an election of directors may be made by, or at the direction of, the nominating and corporate governance committee of the board of directors, or, if there is no such nominating and corporate governance committee, by, or at the direction of, a majority of the board of directors. Qualifications for members of the board of directors shall be determined by the board of directors upon consultation with the nominating and corporate governance committee.

Section 6. Removal of Directors. The shareholders may remove one or more directors with or without cause by a vote of a majority of the shares of stock issued and outstanding and entitled to vote.

Section 7. Mandatory Retirement. Unless otherwise provided by the articles of incorporation or by Florida law, all members of the board of directors shall retire upon attaining the age of seventy-five (75). The resignation of a member of the board of directors pursuant to this Article V, Section 7 shall take effect at the annual meeting following said individual’s seventy-fifth birthday. Exceptions to the mandatory retirement described in this Article V, Section 7 shall be permitted only if approved by the unanimous vote of the nominating and corporate governance committee of the board of directors.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Time and Place. Meetings of the board of directors, regular or special, may be held either within or without the State of Florida, or by means of remote communication, at such times and places as may be designated by the chairman of the board. At meetings of the board of directors, the chairman of the board shall preside.

Section 2. First Meeting. The first meeting of each newly elected board shall be held at the place fixed for the annual meeting of shareholders, and promptly following the same, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or the meeting may convene at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be fixed by the written consent of all the directors.

Section 3. Regular Meetings; Notice. Unless otherwise provided by Florida law, regular meetings of the board may be held upon such notice, or without notice, as shall from time to time be determined by the chairman of the board.

Section 4. Special Meetings; Notice. Special meetings of the board may be called by the chairman of the board on two days notice, or sooner with the consent of a majority of the board, to each director, delivered personally or by first-class mail, telegram or cablegram. Special meetings shall be called by the chairman of the board, the secretary or any other duly authorized officer in like manner and on like notice upon the written request of two or more directors.

Section 5. Waiver of Notice. Notice of a meeting of the board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place or time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 6. Quorum. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by Florida law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board, unless the act of a greater number is required by Florida law or by the articles of incorporation. Members of the board of directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, to another time and place.

Section 7. Action by Directors Without a Meeting. Any action required or permitted by Florida law or by the articles of incorporation to be taken at a meeting of the board, or any action which may be taken at a meeting of the board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be so taken, signed by all the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

Section 8. Director-Emeritus Attendance at Meetings. The board of directors may name retiring directors as director-emeritus having the right to attend, but not vote at, meetings of the board of directors. The expenses of such director-emeritus, including transportation, meals and lodging, may, in the discretion of the board of directors, be paid by the corporation.

ARTICLE VII

EXECUTIVE AND OTHER COMMITTEES

Section 1. Designation; Authority of the Executive Committee. The board of directors may, by resolution, appoint an executive committee to consist of up to five (5) directors, which executive committee shall have and may exercise, during the intervals between meeting of the board of directors, all the powers vested in the board of directors under any statute, the articles of incorporation or these bylaws, except the power to: (a) determine the number of directors constituting the board; (b) remove any director for cause; (c) fill any vacancies in the board of directors; (d) change the membership or fill vacancies in the executive committee; (e) approve amendments to the articles of incorporation; or (f) amend or repeal these bylaws. The board of directors shall have the exclusive power at any time and from time to time to change the membership of and fill vacancies in the executive committee. The executive committee may make rules for the conduct of its business. The executive committee shall keep and preserve minutes and/or other records reflecting its actions. A majority of the members of the executive committee shall be a quorum. After at least three hours’ notice, with good faith effort to contact each member by telephone or electronic mail, all actions may be taken without additional notice of any kind by the majority of the members of the executive committee. However, if one of the members of the executive committee dissents, action can only be taken upon the approval of a majority of the members of the executive committee after due notice as provided for in this Article VII. All actions of the executive committee shall be reported to the board of directors at its next regularly scheduled meeting following such action.

Section 2. Designation; Authority of the Other Committees. The board of directors, by resolution adopted by a majority of the board, may designate from among its members such other committees as it deems appropriate, each of which, to the extent provided in such resolution, shall have and may exercise all the power and authority of the board in the management of the corporation as designated in such resolution, except as otherwise prohibited by Florida law. Each such committee shall consist of the number of directors as the board of directors deems appropriate. Vacancies in the membership of any such committee shall be filled by the board of directors at a regular or special meeting of the board. Each such committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1. How and When Given. Whenever, under the provisions of Florida law or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given when deposited in the United States mail. Notice to directors may also be given by telegram, cablegram or email (return receipt requested).

Section 2. Waiver. Whenever any notice is required to be given under the provisions of Florida law or the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. This provision of these bylaws shall be liberally construed.

ARTICLE IX

OFFICERS, AGENTS AND EMPLOYEES

Section 1. Titles. The officers of the corporation shall consist of a chairman of the board, a chief executive officer, a president, one or more senior vice presidents, a secretary and a treasurer. In addition, the chief executive officer may create such additional officers as the chief executive officer deems necessary for the conduct of the corporation’s business, including additional vice presidents (including senior vice presidents) and one or more assistant secretaries and assistant treasurers. In its discretion, the board of directors may also appoint a vice-chairman of the board. Any person may hold two or more offices. No person holding two or more offices shall sign any instrument on behalf of the corporation in the capacity of more than one office.

Section 2. Manner of Appointment. At its first meeting immediately after each annual meeting of shareholders, the board of directors shall (1) appoint the chairman of the board and the chief executive officer and (2) at the recommendation of the chief executive officer, appoint a president, one or more senior vice presidents, a secretary and a treasurer. None of the above officers need be a member of the board except the chairman of the board. The chief executive officer may also appoint such additional officers as the chief executive officer may deem necessary for the conduct of the corporation’s business, including additional vice presidents (including senior vice presidents) and one or more assistant secretaries and assistant treasurers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the chief executive officer shall determine from time to time.

Section 3. Compensation. At the recommendation of the compensation committee and the chief executive officer, the salaries of all officers of the corporation at the level of senior vice president and above shall be fixed by the board of directors. Salaries of all officers of the corporation below the level of senior vice president and all employees of the corporation shall be fixed by the chief executive officer, except that the chief executive officer may delegate such powers to other officers or agents as to employees under their immediate control.

Section 4. Term of Office. The officers of the corporation shall hold office until the next annual meeting of the board of directors, unless otherwise provided in these bylaws, and until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors or the chief executive officer.

Section 5. The Chairman of the Board of Directors. There shall be a chairman of the board who shall be elected by the board of directors from its members. The chairman of the board shall serve as the Presiding Officer at all meetings of the shareholders and the board of directors. The chairman of the board shall see that all orders and resolutions of the board of directors are implemented and shall perform such other functions as the board of directors may require from time to time. The chairman of the board shall be responsible to the board of directors and shall consult the board of directors on major corporation strategies, policies, and objectives, including long-range planning, mergers, acquisitions, consolidations and liquidations.

Section 6. The Chief Executive Officer. The chief executive officer shall be responsible for the day-to-day management of the corporation. The chief executive officer shall have the general powers and duties of supervision and management usually vested in the office of the chief executive officer of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to the chief executive officer’s office and shall have such other powers and perform such other duties as may be specifically assigned to the chief executive officer from time to time by the board of directors. In addition, the chief executive officer shall have general charge of, and shall direct, and supervise the operations of the corporation’s subsidiaries, subject to the control and direction of the board of directors, and the presidents of each of the corporation’s subsidiaries will report directly to the chief executive officer. The chief executive officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board to some other officer or agent of the corporation.

Section 7. The President. Unless otherwise provided by any succession plan adopted by the board of directors of the corporation, the president shall, in the absence or disability of the chief executive officer, perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the board may from time to time prescribe.

Section 8. The Senior Vice President. Unless otherwise provided by any succession plan adopted by the board of directors of the corporation, the senior vice-president, or if there shall be more than one, the senior vice-presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board may from time to time prescribe.

Section 9. The Secretary. The secretary shall attend, or designate an agent to attend, all meetings of the board of directors and all meetings of the shareholders and shall maintain as permanent records minutes of all the proceedings of the meetings of the corporation and of the board, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors in a book to be kept for that purpose. The records shall be maintained in written form or in any other form capable of being converted into written form within a reasonable time. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation and he, or another duly authorized agent, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such duly authorized agent. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and, upon request, shall render to the chairman of the board and the board of directors, at its regular meetings, an account of all his transactions as treasurer and of the financial condition of the corporation.

ARTICLE X

SHARES

Section 1. Shares Represented by Certificates or Uncertificated Shares. The shares of the corporation may be represented by certificates or may be uncertificated. Shares represented by certificates shall be signed by the chairman of the board, the chief executive officer or the president of the corporation and by the secretary or another duly authorized officer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Every shareholder shall be entitled to have a certificate representing all shares to which the shareholder is entitled or uncertificated shares recorded in accordance with these bylaws and Florida law. With respect to certificated shares, when the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth or fairly summarized upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of, the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued. With respect to uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner of the uncertificated shares a written notice that sets forth the information required by Section 607.0626 of the Florida Business Corporation Law.

Section 2. Signatures. The signatures of the officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

Section 3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed. Upon surrender to the corporation or to the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate shall be canceled and the transaction recorded upon the books of the corporation.

Section 4. Transfers of Shares. Stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the corporation, and (i) in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued, or (ii) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however that such surrender, payment of taxes or compliance shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 6. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by Florida law.

ARTICLE XI

GENERAL PROVISIONS

Section 1. Dividends. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, in accordance with Florida law. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock, subject to any provisions of Florida law or of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the corporation shall terminate at the close of business on December 31 of each year.

Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation, and the words “Corporate Seal, Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

INDEMNIFICATION

Section 1. Corporation to Indemnify. To the full extent permitted by Florida law and these bylaws, the corporation shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or an officer of the corporation, or a director or an officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation, and the board of directors may indemnify any employee of the corporation with respect to such circumstances by resolution, against any liability incurred in connection with such proceeding, including an appeal thereof. This obligation to indemnify shall not apply, however, to any person against whom the corporation has commenced any proceeding (other than as a nominal plaintiff in a shareholder’s derivative suit), including such proceeding by way of counterclaim, cross-claim or third-party complaint; nor shall it apply to any person who has commenced any proceeding against the corporation or who has solicited such proceeding or who, in furtherance thereof, has actively assisted, participated or intervened, or who may derive a financial or other benefit from such proceeding.

(a)    A “proceeding” includes any threatened, pending or completed action, suit or other type of proceeding, formal or informal, whether civil, criminal, administrative or investigative, at all stages thereof, including appeals.

(b)    The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and reasonable expenses, including legal and other professional fees, actually and reasonably incurred in defending a proceeding.

Section 2. Advancement of Reasonable Expenses.

(a)    The corporation shall pay reasonable expenses, including legal and other professional fees, actually and reasonably incurred by a person with respect to a proceeding for which he or she is entitled to be indemnified under Section 1 of this Article XII in advance of the final disposition thereof (“Advance Expenses”).

(b)    The payment of Advance Expenses shall be on a conditional basis only and the person’s acceptance of such Advance Expenses or the benefits thereof constitutes his or her agreement to repay such Advance Expenses in the event and to the extent that he or she is ultimately prohibited from being indemnified by the corporation by reason of Florida law or by these bylaws. No security shall be required with respect to the obligation to repay and payment shall be made without reference to the person’s ability to make repayment.

Section 3. Application for Indemnification and Advance Expenses.

(a)    A person’s application for payment of indemnification pursuant to Section 1 of this Article XII or for payment of Advance Expenses pursuant to Section 2 of this Article XII shall be in writing and shall be submitted to the chairman of the board. The corporation may, but shall not be required to, make payment pursuant to such application directly to the person or entity whom the applicant is obliged to pay. An application for Advance Expenses shall include such documents and other information as are reasonably available to the applicant and as may be necessary to determine both the reasonableness of the expenses and whether they have been actually and reasonably incurred.

(b)    If the applicant for Advance Expenses and his or her attorney certify to the corporation that the production of any documents or other information as may be necessary to determine the reasonableness of the expenses or the reasonableness of their being incurred may have the effect of impairing or destroying the applicant’s attorney-client privilege or attorney work product protection, or both, the corporation shall make the payment applied for without such documents or information. Such payment, however, shall be without prejudice to the corporation’s right to, upon the final disposition of the related proceeding, obtain the documents and information which would have been required by the corporation had the certification not been made. If such documents and information are not promptly produced or to the extent the production does not support the reasonableness of the expenses or that they were reasonably incurred, the applicant shall immediately upon demand by the corporation reimburse the corporation for the Advance Expenses paid.

Section 4. Contractual Nature of Indemnity. The provisions of this Article XII shall continue as to a person who has ceased to be a director or an officer of the corporation, or an employee in the case of such employee being entitled to indemnification hereunder by reason of a resolution of the board of directors, and shall inure to the benefit of the heirs, personal representatives and administrators of such person. This Article XII shall be deemed to be a contract between the corporation and each person who, at any time that this Article XII is in effect, serves or served in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article XII or any repeal or modification of Florida law, or any other applicable law, shall not limit any rights of indemnification with respect to proceedings then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article XII with regard to proceedings arising out of acts, omissions or events arising prior to such repeal or modification. This Article XII applies with respect to acts or omissions occurring on, before and after the date these bylaws are adopted.

Section 5. Insurance Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or person serving in any capacity with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan) against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under applicable law. The corporation may enter into contracts with any director, officer, employee or agent of the corporation in furtherance of the provisions of this Article XII, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article XII.

Section 6. Rights Not Exclusive. The rights conferred on any person by this Article XII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise. The corporation may, except as may be prohibited under Florida law or these bylaws, by agreement in writing, grant indemnification to a director, officer, employee or agent of the corporation or to any person serving at the request of the corporation in any capacity with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan).

Section 7. Protection of Rights. If a written application for payment of indemnification under Section 1 of this Article XII or for payment of Advance Expenses payable under Section 2 of this Article XII is not paid by the corporation in a reasonably prompt manner, the applicant may bring an action against the corporation for the payment thereof. If successful, in whole or in part, in such action, the applicant shall also be entitled to be paid his or her reasonable expenses, including attorneys’ fees, thereby incurred. It shall be a defense to any such action (other than an action brought to enforce an application for expenses incurred in defending any proceeding in advance of its final disposition) that indemnification of the applicant is prohibited by law or by these bylaws, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the applicant is proper in these circumstances, nor an actual determination by the corporation (including its board of directors or its shareholders) that indemnification of the applicant is prohibited or not authorized, shall be a defense to the action or create a presumption that indemnification of the applicant is prohibited or not authorized.

Section 8. Savings Clause. If this Article XII or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the corporation shall nevertheless indemnify each person entitled to be indemnified under Section 1 of this Article XII from liability with respect to any proceeding to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the extent not prohibited by Florida law.

Section 9. Secondary Obligation. The corporation’s indemnification of any person who was or is serving at its request with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan), shall be reduced by any amounts such person may collect as indemnification from such other party.

Section 10. Subrogation. In the event of payment made to a person pursuant to this Article XII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring an action to enforce such rights.

Section 11. No Duplication of Payments. The corporation shall not be liable under these bylaws to make any payment with respect to the liability of a person to the extent such person has otherwise actually received payment.

ARTICLE XIII

AMENDMENTS

Section 1. Alteration, Amendment and Repeal. These bylaws may be altered, amended or repealed or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.